EXHIBIT 5.7
CONSENT OF EXPERT

Reference is made to the feasibility study entitled “Feasibility Study and Technical Report Update on the Brucejack Project, Stewart, BC” with an effective date of June 19, 2014 (the “Report”).

In connection with the filing of Pretium Resources Inc.’s short form base shelf prospectus dated July 16, 2014, all supplements thereto and all documents incorporated by reference therein (collectively, the “Prospectus”), and the registration statement on Form F-10 dated July 16, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Brian Gould, on behalf of Alpine Solutions Avalanche Services (the “Company”), consent to the use of the Company’s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

Yours truly,

/s/ Brian Gould

BRIAN GOULD